Exhibit 3.2

AMENDED and RESTATED BY-LAWS

of

WHEELING ISLAND GAMING, INC.

(Effective January 10, 2003)

ARTICLE I

MEETINGS OF STOCKHOLDERS

1.1                                 Annual Meetings.  If directors are elected by written consent as permitted by these By-laws and Delaware law, annual meetings of the stockholders need not be held; provided however, that unless otherwise required by Delaware law, annual meetings shall be held following the receipt by the Board of Directors of a written request for such a meeting from the holders of ten percent (10%) or more outstanding shares of the corporation entitled to vote.  In addition, annual meetings of the stockholders may be held at the discretion of the Board of Directors.  Notice of the time, place and purpose of all stockholders’ meetings may be waived by attendance at such meeting and by signature of the minutes thereof, which shall provide for the aforesaid waiver.  Unless otherwise provided by statute, all meetings of stockholders may be held either within or without the state of incorporation of the corporation, with the particular place of the meeting to be established at the discretion of the Board of Directors.  In the event that annual meetings are not held, the members of the Board of Directors and all persons elected as officers of the corporation shall continue in their respective capacities until such time as the annual meeting is held and new directors and officers are chosen, or such directors and officers are elected by written consent.  The validity of any of the acts of such directors or officers shall be unaffected by the fact that no annual meeting has been held in any particular year.

1.2                                 Special Meetings.  Special meetings of the stockholders may be called by the Board of Directors, the Chairman or the President, and shall be called by the Chairman, President or Secretary upon the written request of a majority of the directors then in office or of the holders of a majority of the outstanding shares entitled to vote.  Only business related to the purposes set forth in the notice of the meeting may be transacted at a special meeting.

1.3                                 Place and Time of Meetings.  Unless the state of incorporation of the corporation renders it mandatory that meetings of stockholders be held in such state, all meetings may be held at the management office of the corporation located at 40 Fountain Plaza, Buffalo, New York 14202, or at such other location as the Board of Directors may select.

1.4                                 Notice of Meetings; Waiver of Notice.  Written notice of each meeting of stockholders shall be given to each stockholder entitled to vote at the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting, and (b) no notice of an adjourned meeting need be given, except as may be required by Section 1.7 hereof or by law.  Each notice of a meeting shall be given personally or by mail not fewer than ten (10) nor more than sixty (60) days before the meeting and shall state the time and place of the meeting and, unless it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which the meeting is called.  If mailed, notice shall be considered given when mailed to a stockholder at his or her address as reflected in the corporation’s records.  The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by such stockholder.

1.5                                 Procedure.  At each meeting of stockholders the order of business and all other matters of procedure shall be determined by the person presiding at the meeting.

1.6                                 List of Stockholders.  Unless specifically demanded by any stockholder, it shall not be necessary at any meeting of the stockholders to produce the list of stockholders entitled to vote at the meeting and the number and class of shares held by each stockholder on the date fixed, if any, for closing the books in order to determine the stockholders of record for purposes of voting.  For a period of not fewer than ten (10) days prior to the meeting, the list of stockholders shall be available during ordinary business hours for inspection by any stockholder for any purpose germane to the meeting.  During this period, the list shall be kept either (a) at a place within the city where the meeting is to be held, if that place shall have been specified in the notice of the meeting, or (b) if not so specified, at the place where the meeting is to be held.  At the discretion of the Board of Directors, the list may also be made available for inspection by stockholders at the time and place of the meeting.

1.7                                 Quorum.  A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without giving further notice; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  At such adjourned meeting, any business may be transacted which might have been transacted at the originally scheduled meeting.  The stockholders present at a duly organized meeting at which a quorum was originally present may continue to transact business until adjournment, notwithstanding the withdrawal of so many stockholders during the meeting so as to leave less than a quorum at said meeting.

1.8                                 Voting of Shares; Proxies.  Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at any meeting of the stockholders.  Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or these By-laws.  Except to the extent otherwise required by law, directors elected at any meeting of stockholders shall be elected by a plurality of the votes cast.  Voting need not be by ballot, unless requested by a majority of the stockholders entitled to vote at the meeting or ordered by the person presiding at the meeting.  Each stockholder entitled to vote at any meeting of stockholders, or to express consent to or dissent from corporate action in writing without a meeting, may authorize another person to act for him or her by proxy.  No proxy shall be valid after three (3) years from its date, unless it provides otherwise.  There shall be no right of cumulative voting.

1.9                                 Voting of Shares by Corporate Stockholders.  Shares of the corporation issued to a corporation or other business entity may be voted by such officer, agent or proxy as the by-laws of such corporation or other business entity may prescribe or, in the absence of such provision, as the Board of Directors of such corporation or other business entity may determine.  Shares issued by other corporations to this corporation may be voted at any stockholders’ meeting of such corporation or other business entity by the Chairman, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of this corporation either in person or by proxy duly executed on behalf of this corporation by any such officer.  In the alternative, such officer may, on behalf of and in the name of this corporation, consent in writing to any action taken or to be taken by such other corporation.  It shall not be necessary for the Board of Directors to indicate in its minutes any authorization or direction for any such officer to vote as aforesaid.  Such officer shall vote such shares in a manner which shall, in the exercise of sound judgment, best further the interests of this corporation.

1.10                           Action by Written Consent without a Meeting.  Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing setting forth the action so taken shall be signed by such number of stockholders as is required by Delaware law for the written approval of such action.  Such consent may also be executed by duly authorized proxies.  Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing to such action.

1.11                           Inspectors of Election.  The Board of Directors may, in advance of any meeting of the stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof.  If inspectors are not so appointed in advance of the meeting, the person presiding at such meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors.  In case any inspector appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, before entering upon the discharge of his or her duties, shall sign an oath to faithfully execute the duties of inspector at such meeting with strict impartiality and to the best of his or her ability.  No person who is a candidate for the position of director of the corporation shall act as an inspector at any meeting of the stockholders at which directors are elected.

1.12                           Duties of Inspectors of Election.  Whenever one or more inspectors of election are appointed as provided in these By-laws, such inspectors shall determine the number of shares outstanding and entitled to vote, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and such inspectors shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.

1.13                           Fixing Record Date.  The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day preceding the day on which notice is given or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held, except that the Board of Directors may, by resolution, fix a different record date which shall not precede the date such resolution is adopted and shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting.  The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be either the first date on which a signed written consent provided for in these By-laws is delivered to the corporation or, if prior action by the Board of Directors is required by law, at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, except that the Board of Directors may, by resolution, fix a different record date which shall neither precede nor be more than ten (10) days after the date such resolution is adopted.

The record date for determining stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, except that the Board of Directors may, by resolution, fix any other record date not more than sixty (60) days prior to such action.  Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting of stockholders and any adjournment thereof, or to receive payment of such dividend or such other distribution or allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of shares of the stock of the corporation, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any shares of the stock of the corporation on the books of the corporation after any such record date so fixed.  A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE II

BOARD OF DIRECTORS

2.1                                 General Powers.  The business of the corporation shall be managed by the Board of Directors.

2.2                                 Number of Directors and Term of Directors.  The number of directors constituting the entire Board of Directors shall not be less than three (3), except that if all the shares of the corporation are owned beneficially and of record by less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.  The number of directors may be changed by resolution of a majority of the Board of Directors or by the holders of a majority of the shares entitled to vote; provided that the number shall not be less than the minimum number set forth in this Section 2.2.  Any vacancies created by an increase in the number of directors shall be filled as hereinafter provided in Section 2.4.  Each director shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, subject to Section 2.4.  Until such annual meetings of stockholders are held, each director shall continue to serve as a director with all of the authority thereof as though such annual meetings were in fact held and such person were reelected, and the validity of any of his or her acts shall be unaffected by the fact that no annual meeting of stockholders may have been held.  As used in these By-laws, the term “entire Board of Directors” means the total number of directors the corporation would have if there were no vacancies on the Board of Directors.

2.3                                 Qualifications.  All of the directors of the corporation shall be at least eighteen (18) years of age.  Unless otherwise required by law, directors need not be stockholders or officers of the corporation.

2.4                                 Vacancies; Resignations; Removal.  Any vacancy occurring in the Board of Directors, whether occurring by reason of death, resignation, disqualification, removal or other cause, may be filled for the unexpired term by the affirmative vote of a majority of the remaining directors.  If the remaining directors fail to agree on the filling of any vacancy, or if one or more directorships are to be filled by reason of an increase in the number of directors, then in either of such events new directors shall promptly be elected either by action of the Board of Directors or at a special or annual meeting of stockholders called for that purpose, and such newly elected directors shall hold office for the term provided in Section 2.2.

A resignation from the Board of Directors shall be deemed to take effect upon delivery of notice thereof to the Secretary unless some other specific date for the effectiveness thereof is noted in the resignation.  If the effective date of resignation is conditioned upon the acceptance or consent of the Board of Directors, and if no such acceptance or consent is noted in the minutes of any meeting of the Board of Directors, then the effective date shall be three (3) days after the insertion of a signed notice of resignation in the minute book of the corporation, the date of insertion to be noted on the notice by the Secretary or any other officer.

Unless otherwise provided by law, the Board of Directors or the stockholders, at any regular or special meeting called for that purpose, may remove any member of the Board of Directors with or without cause.

2.5                                 Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  Action of the Board of Directors shall be authorized by the vote of the majority of the directors present at the time of the vote, if there is a quorum, unless otherwise provided by law or these By-laws.  In the absence of a quorum, a majority of the directors present may adjourn any meeting to another time and place without notice other than announcement at the meeting of the time and place to which the meeting is adjourned.

2.6                                 Procedure.  The order of business and all other matters of procedure at every meeting of the Board of Directors shall be determined by the person presiding at the meeting.

2.7                                 Place of Meetings.  Unless otherwise provided by law, all meetings of the Board of Directors may be held either in or out of the state of incorporation of the corporation, with the particular place of meeting to be at the discretion of the Board of Directors.

2.8                                 Annual and Regular Meetings.  Annual meetings of the Board of Directors, for the election of officers and consideration of other matters, shall be held without notice immediately after the annual meeting of stockholders and at the same place, or as soon as practicable after the annual meeting of stockholders and on notice as provided in Section 2.10.  Regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors determines.

2.9                                 Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, the President or by a majority of the directors.

2.10                           Notice of Meetings; Waiver of Notice.  Notice of the time and place of each special meeting of the Board of Directors, and of each annual meeting not held immediately after the annual meeting of stockholders and at the same place, shall be given to each director by mailing it to him or her at his or her residence or usual place of business at least three (3) days before the meeting, or by delivering or telephoning the notice to him or her at least two (2) days before the meeting.  Notice of a special meeting also shall state the purposes for which the meeting is called.  Notice need not be given to any director who submits a signed waiver of notice before or after the meeting or who attends the meeting without objection at the beginning of the meeting.  Notice of any adjourned meeting need not be given, other than by announcement at the meeting at which the adjournment is taken.

2.11                           Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or by any committee of the Board of Directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or committee members, as the case may be, with respect to the subject matter thereof.  The Secretary or an Assistant Secretary shall enter in the minute book of the corporation such written consent setting forth the action so taken, and such action shall be valid for all purposes as though a physical meeting of all of the directors or committee members, as the case may be, had taken place.

2.12                           Participation in Board or Committee Meetings by Conference Telephone.  Any or all members of the Board of Directors or any committee of the Board of Directors may participate in a meeting of the Board of Directors or the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

2.13                           Compensation.  Directors shall receive such compensation for their service as directors, or as members of any committee of the Board of Directors, as the Board of Directors determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties.

ARTICLE III

COMMITTEES OF DIRECTORS

3.1                                 Executive Committee.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an Executive Committee of one or more directors, which shall have all of the powers and authority of the Board of Directors except to the extent otherwise provided in the resolution or resolutions of the Board of Directors authorizing the Executive Committee or by applicable law.  The members of the Executive Committee shall serve at the pleasure of the Board of Directors.  All actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

3.2                                 Audit Committee.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an Audit Committee of one or more directors, which shall have such powers, authority and duties and shall be subject to such restrictions as provided in the resolution or resolutions of the Board of Directors authorizing the Audit Committee or by applicable law.  The members of the Audit Committee shall serve at the pleasure of the Board of Directors.  All actions of the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

3.3                                 Other Committees.  The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate other committees of one or more directors, which shall serve at the pleasure of the Board of Directors and have such powers and duties as the Board of Directors determines.

3.4                                 Rules Applicable to Committees.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In case of the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member.  All actions of a committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.  Each committee shall adopt rules of procedure and shall meet as provided by such rules or by resolution of the Board of Directors.

ARTICLE IV

OFFICERS

4.1                                 Number; Security.  The officers of the corporation shall consist of a Chairman, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer.  The Board of Directors may appoint subordinate officers (including Assistant Secretaries and Assistant Treasurers), each of whom shall hold office for such period and have such powers and duties as the Board of Directors determines.  The Board of Directors may delegate to any officer or committee the power to appoint and define the powers and duties of any subordinate officers.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

4.2                                 Election and Term of Office.  The officers of the corporation shall be elected by the Board of Directors, and each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, resignation or removal in the manner hereinafter provided in Section 4.3.

4.3                                 Resignation and Removal of Officers.  Any officer may resign at any time by delivering his or her resignation in writing to the Chairman, the President or the Secretary of the corporation, to take effect at the time specified in the resignation.  The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, with or without cause, whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contracts rights, if any, of the person so removed.

4.5                                 Vacancies.  Any vacancy in any office because of death, resignation, removal or disqualification of any officer may be filled by the Board of Directors for the unexpired portion of the term.

4.6                                 Chairman.  The Chairman of the Board of Directors shall preside over all meetings of the Board of Directors at which he or she is present, and shall have such other powers and duties as are assigned to him or her by the Board of Directors.

4.7                                 President.  The President shall, subject to the Board of Directors and standing committees of the Board of Directors, be responsible for management of the business and affairs of the corporation.  The President shall keep the Board of Directors fully informed of the affairs of the corporation and shall consult with the directors concerning the matters in his charge.  In addition, the President shall have such powers and perform such duties as the Board of Directors or the Chairman may from time to time prescribe or as may be prescribed in these By-laws.

4.8                                 Vice President.  Each Vice President shall have such powers and duties as the Board of Directors or the Chairman assigns to him or her.  In the absence or disability of the President, as determined by the Board of Directors, the Vice President or Vice Presidents shall perform all duties and exercise all powers of the President.

4.9                                 Treasurer.  The Treasurer shall be the chief financial officer of the corporation and shall be in charge of the corporation’s books and accounts.  Subject to the control of the Board of Directors, the Treasurer shall have such other powers and duties as the Board of Directors, the Chairman or the President assigns to him or her.

4.10                           Secretary.  The Secretary shall be the secretary of, and keep the minutes of, all meetings of the Board of Directors and the stockholders, shall be responsible for giving notice of all meetings of the Board of Directors and the stockholders, and shall keep the seal and, when authorized by the Board of Directors, apply it to any instrument.  Subject to the control of the Board of Directors, the Secretary shall have such powers and duties as the Board of Directors or the President assigns to him or her.  In the absence of the Secretary from any meeting, the minutes shall be kept by the person appointed for that purpose by the officer presiding at the meeting.

4.11                           Officers Holding Two or More Offices.  Except as otherwise provided by law or these By-laws, any two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or otherwise to be executed or verified by two or more officers.

4.12                           Duties of Officers May be Delegated.  In case of the absence or disability of any officer of the corporation, or in case of a vacancy in any office or for any other reason that the Board of Directors may deem sufficient, the Board of Directors, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

4.13                           Salaries.  The Board of Directors may fix the officers’ salaries, if any, or it may authorize the Chairman to fix the salary of any other officer.

ARTICLE V

CORPORATE RECORDS

5.1                                 Corporate Records.  Unless otherwise required by law, it shall not be necessary to provide the stockholders with any financial statement, annual report, or information as to the declaration and/or payment of dividends, nor shall it be necessary that financial reports be sent to the stockholders at any time after the close of the corporation’s fiscal year, nor shall it be necessary that original or duplicate records of proceedings of stockholders and of the Board of Directors, or copies of the Certificate of Incorporation, By-laws, share ledgers, or lists of stockholders of the corporation, be made available to the stockholders.

ARTICLE VI

CONTRACTS AND LOANS

6.1                                 Contracts.  The Board of Directors may authorize any officer or agent of the corporation to enter into any contracts or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.  In the absence of any such authorization by the Board of Directors, all contracts or written instruments made by the corporation shall be executed by any one or more of the officers.

6.2                                 Loans.  No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

6.3                                 Deposits.  In the absence of any action of the Board of Directors to the contrary, all funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as either the Chairman, President or Treasurer may select.  Either of such officers is authorized to sign and countersign checks drawn on such accounts, to advise the depository as to the names of such manager and others and to advise the respective banks, trust companies or other depositories from time to time of the cancellation of the authority of the manager or others to sign checks.

6.4                                 Dividends; Reserves.  Dividends on the stock of the corporation, payable out of funds legally available therefore, may be declared by the Board of Directors at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the stock of the corporation.  Before declaring any dividend, the Board of Directors may set aside, out of any funds of the corporation legally available for dividends, such sum or sums as the Board of Directors from time to time in its discretion shall deem proper as a reserve for working capital, for contingencies, for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII

CERTIFICATES FOR SHARES AND

THEIR TRANSFER:  TRANSFER AGENT

7.1                                 Certificates for Shares.  In the absence of any direction of the Board of Directors to the contrary, certificates representing shares of the corporation need be in no particular form.  Certificates should, however, recite on their face the number of shares issued to the stockholder, the par value per share, if any, or a statement that the shares are without par value, and the designations and preferences, if any, of the shares being issued.  Such certificates shall be signed by the Chairman, President or a Vice President and by any one of the other officers of this corporation; provided, however, that the same person shall not sign any certificate in a dual capacity.  Share certificates shall be sealed with the corporation’s seal or a facsimile of the seal.  Any or all of the signatures on the certificate may be a facsimile.

7.2                                 More Than One Class of Stock.  If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except for restrictions on transfer of stock, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.3                                 Stock Ledger.  A record shall be kept by the Secretary, by the transfer agent, or by any other officer, employee or agent designated by the Board of Directors, of the name of the individual, firm or corporation holding the shares of the stock of the corporation represented by each certificate, the number of shares represented by such certificate, the date of issue thereof and, in case of cancellation, the date of cancellation thereof.

7.4                                 Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof, or by his or her legal representative who shall furnish proper evidence of authority to transfer or by his or her attorney thereunto, authorized by a written power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

7.5                                 Regulations.  The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with law, the certificate of incorporation or these By-laws, concerning the issue, transfer and registration of certificates representing shares of the stock of the corporation.  The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents or one or more registrars, and may require all such certificates to bear the signature or signatures of any of them.

7.6                                 Lost, Stolen and Destroyed Certificates.  The Board of Directors may in its discretion cause a new certificate representing shares of the stock of the corporation to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate to have been lost, stolen or destroyed; provided that the Board of Directors may in its discretion refuse to issue a new certificate except upon the order of a court having jurisdiction in such matters.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

7.7                                 Transfer Agent.  The management office of this corporation located at 40 Fountain Plaza, Buffalo, New York 14202, is designated agent of this corporation for the transfer of shares.  Such transfer agent is authorized to maintain at its office original books containing certificates for shares and all share ledgers and to attend to the transfer of shares as provided hereinabove.  Unless otherwise provided by law, the situs of shares and for the transfer of shares shall, for all purposes, be deemed to be at the office of such transfer agent.

ARTICLE VIII

INDEMNIFICATION AND INSURANCE

8.1                                 Right to Indemnification.  Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and that indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 8.2, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by that person, only if that proceeding (or part thereof) was authorized by the Board of Directors.  The right to indemnification conferred in these By-laws shall be a contract right and shall include the right to be paid by the corporation for the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however that, if required by the General Corporation Law of the State of Delaware, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by that person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced, if it shall ultimately be determined that such director or officer is not entitled to be indemnified under these By-laws or otherwise.  The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

8.2                                 Right of Claimant to Bring Suit.  If a claim under Section 8.1 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also shall be entitled to be paid the expense of prosecuting that claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking, if any, is required and has been tendered to the corporation) that the claimant has failed to meet a standard of conduct that makes it permissible under Delaware law for the corporation to indemnify the claimant for the amount claimed.  Neither the failure of the corporation (including its Board of Directors, its independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met that standard of conduct, nor an actual determination by the corporation (including its Board of Directors, its independent counsel or its stockholders) that the claimant has not met that standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet that standard of conduct.

8.3                                 Insurance.  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against that expense, liability or loss under Delaware law.

8.4                                 Expenses as a Witness.  To the extent any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or her, or on his or her behalf in connection therewith.

8.5                                 Advancement of Expenses.  Expenses incurred by a director or officer in connection with any action or proceeding as to which indemnification may be given under Section 8.1 may be paid by the corporation in advance of the final disposition of such action or proceeding upon (a) the receipt of an undertaking by or on behalf of such director or officer to repay such advancement in case such director or officer is ultimately found not to be entitled to indemnification as authorized by this Article VIII, and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by the stockholders.  To the extent permitted by law, the Board of Directors or, if applicable, the stockholders, shall not be required to find that the director or officer has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding before the corporation makes any advance payment of expenses hereunder.

8.6                                 Availability and Interpretation.  To the extent permitted under applicable law, the rights to indemnification and to the advancement of expenses provided in this Article VIII (a) shall be available with respect to events occurring prior to the adoption of this Article VIII, (b) shall continue to exist after any rescission or restrictive amendment of this Article VIII with respect to events occurring prior to such rescission or amendment, (c) shall be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding or, at the sole discretion of the director or officer, on the basis of applicable law in effect at the time such rights are claimed, and (d) shall be in the nature of contract rights that may be enforced in any court of competent jurisdiction as if the corporation and the director or officer for whom such rights are sought were parties to a separate written agreement.

8.7                                 Other Rights.  The rights of indemnification and to the advancement of expenses provided in this Article VIII shall not be deemed exclusive of any other rights to which any director or officer of the corporation or other person may now or hereafter be otherwise entitled whether contained in the certificate of incorporation, these By-laws, a resolution of the Board of Directors or an agreement.  Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in this Article VIII shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any director or officer of the corporation or other person in any action or proceeding to have assessed or allowed in his or her favor, against the corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

8.8                                 Severability.  If this Article VIII or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Article VIII shall remain fully enforceable.

8.9                                 Indemnity Agreements.  The corporation may enter into an agreement with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permitted by Delaware law.

ARTICLE IX

FISCAL YEAR

9.1                                 Fiscal Year.  Unless a different fiscal year is adopted by action of the Board of Directors, the fiscal year of the corporation shall begin on the 1st day of  January and end on the 31st day of December in each year.

ARTICLE X

SAVINGS PROVISION

10.1                           Savings Provision.  In the event that any provision contained in these By-laws conflicts with any provision of the Certificate of Incorporation of this corporation, or conflicts with the laws of the state of incorporation of the corporation, such provision shall be deemed to be void and of no effect, and all other provisions not in conflict shall remain in full force and effect, unaffected thereby.

ARTICLE XI

AMENDMENTS

11.1                           Amendments.  These By-laws may be altered, amended, repealed or restated (a) by action of the stockholders, or (b) by the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE XII

MISCELLANEOUS

12.1                           Seal.  The Board of Directors shall adopt a corporate seal, which shall be in the form of a circle and shall bear the corporation’s name and the year and state in which it was incorporated, and shall otherwise be in such form as shall be prescribed from time to time by the Board of Directors.

12.2                           Use of Seal.  The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced in any manner.